UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 9, 2014

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2014, Home Federal Bancorp, Inc. of Louisiana (the “Company”) announced the appointment of Glen W. Brown to serve as the Company’s Senior Vice President and Chief Financial Officer.  Mr. Brown will begin his employment relationship with the Company in July 2014.  Mr. Brown will also serve as Senior Vice President and Chief Financial Officer of the Company’s wholly-owned subsidiary, Home Federal Bank (the “Bank”).

Clyde D. Patterson, the Company’s current Executive Vice President and Chief Financial Officer, will cease to serve in that position as of Mr. Brown’s effective starting date.  Mr. Patterson will assume the role of Executive Vice President and Treasurer of the Company.

Glen W. Brown, age 57, served as the Vice President and Controller of Teche Federal Bank since November 1997. Mr. Brown is a certified public accountant licensed in the state of Louisiana. He graduated from Northeast Louisiana University, earning a Bachelor of Science degree in business administration and accounting and has over 37 years of experience in the banking industry.

Pursuant to the Employment Offer Letter accepted by Mr. Brown on April 9, 2014, and attached hereto as Exhibit 10.1, Mr. Brown’s base salary will be $150,000 and 2014 incentive bonus will be $15,000.  Mr. Brown will participate in the Bank’s 401(k) Plan and Employee Stock Ownership Plan when he meets the eligibility requirements and other group benefit plans maintained by the Bank.  The Company will enter into a change in control agreement with Mr. Brown that will provide if Mr. Brown’s employment is terminated as a result of a change in control, as defined in the agreement, he will receive a one-time severance payment equal to 12 months of his then-current base salary, subject to annual renewal by the Compensation Committee of the Company’s Board of Directors.

In July or August 2014, the Company intends to grant 10,500 incentive stock options to Mr. Brown in connection with his appointment.  The stock options will be exercisable 20% per year commencing on the first anniversary of the date of grant and the exercise price of the options will equal the fair market value of the Company’s common stock on the date of grant. The Company also intends to award 3,500 shares of common stock under the Company’s recognition and retention plan. The stock award will vest at a rate of 20% per year commencing on the first anniversary of the date of grant.

For additional information, reference is made to the Employment Offer Letter accepted by Mr. Brown on April 9, 2014, attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing Mr. Brown’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01        Regulation FD Disclosure

On July 9, 2014, the Company issued a press release announcing that the Board of Directors declared an increase of 17% in the quarterly cash dividend to $.07 per share on July 9, 2014.  The dividend is payable on August 4, 2014 to shareholders of record as of July 21, 2014.

For additional information, reference is made to the Company's press release dated July 9, 2014, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit Number	Description
10.1	Employment Offer Letter accepted by Glen W. Brown on April 9, 2014
99.1	Press release, dated July 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: July 9, 2014	By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Offer Letter accepted by Glen W. Brown on April 9, 2014
99.1	Press release, dated July 9, 2014